                                                                    Exhibit 10.1

         THIS CREDIT AGREEMENT dated as of May 18, 2005 (the "Agreement") by and among TECHNOLOGY INVESTMENT CAPITAL CORP., a corporation organized under the laws of the State of Maryland (the "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5(d) (each a "Lender" and collectively, the "Lenders") and
BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH, as Administrative Agent
(the "Agent").

         WHEREAS, the Agent and the Lenders desire to make available to the
Borrower, on an uncommitted basis, a revolving credit facility in the initial amount of $35,000,000.00, on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

SECTION 1.1. DEFINITIONS.

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
\
         "ACCOUNT BANK" shall mean State Street Bank.

         "ADDITIONAL COSTS" has the meaning given that term in Section 4.1.

         "ADJUSTED LIBOR" means, with respect to each Interest Period for any
LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by
(b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal)
of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") as specified in
Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America).

         "ADVANCE RATE" means 35%

         "AFFILIATE" means any Person (other than the Agent or any Lender): (a)
directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding ten percent (10.0%)
or more of any Equity Interest in the Borrower; or (c) ten percent (10.0%) or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control"
(including with correlative meanings, the terms "controlling", "controlled by"
and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a
Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, for purposes of clause
(d) of the definition of "Transaction Assets", "Affiliate" means any Person
(other than the Agent or any Lender) (a) directly or indirectly controlling, controlled by or under common control with the Borrower and (b) 40% or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by the Borrower.

         "AGENT" means Bayerische Hypo-und Vereinsbank AG, New York Branch, as
contractual representative for the Lenders under the terms of this Agreement, and any of its successors pursuant to Section 11.8.

         "AGREEMENT DATE" means the date as of which this Agreement is dated.

         "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "APPLICABLE MARGIN" means 2.75% per annum with respect to LIBOR Loans and 1.75% per annum with respect to Base Rate Loans.

         "ASSIGNEE" is defined in Section 12.5(d).

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and
Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

         "AVAILABILITY PERIOD" means the period from the Effective Date until the Termination Date.

         "BASE RATE" means the per annum rate of interest equal to the greater of (a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent
(0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business
Day on which each such change occurs. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.

         "BASE RATE LOAN" means a Revolving Loan denominated in Dollars and bearing interest at a rate based on the Base Rate.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA
Group.

         "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

         "BORROWING BASE AMOUNT" means, as of any date of determination, the amount obtained by multiplying (a) the aggregate Market Value of all Transaction
Assets times (b) the Advance Rate.

         "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close and
(b) with reference to a LIBOR Loan, any such day on which dealings in Dollars are carried on in the interbank Eurodollar market.

         "CASH ACCOUNT ASSIGNMENT AGREEMENT" is defined in Section 5.1(a)(iv).

         "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit or time deposits with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development,
or a political subdivision of any such country, acting through a branch or agency, which bank at the time of the acquisition thereof has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause
(b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at the time of the acquisition thereof at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have at the time of the acquisition thereof net assets of at least $500,000,000.00.

         "COLLATERAL" shall mean the collective reference to the "Collateral" as such term is defined in each of the Cash Account Assignment Agreement and the
Security Agreement.

         "COLLECTION ACCOUNT" means the deposit account maintained by the
Borrower with the Account Bank into which are deposited the payments made to the
Borrower by all Obligors with respect to the Transaction Advances.

         "COMMITMENT" means, as to each Lender, such Lender's obligation to make
Revolving Loans pursuant to Section 2.1 in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such
Lender's "Commitment Amount" or as set forth in the applicable Assignment and
Acceptance Agreement, as the same may be reduced from time to time pursuant to
Section 2.10 or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

         "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the

Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the
"Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

         "COMPLIANCE CERTIFICATE" has the meaning given that term in Section
8.5.

         "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.7.

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of a Revolving Loan of one Type into a Revolving Loan of another Type pursuant to Section 2.8.

         "CREDIT EVENT" means the making (or deemed making) of any Loan.

         "DEFAULT" means any of the events specified in Section 10.3, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

         "DEFAULTING LENDER" has the meaning set forth in Section 3.11(a).

         "DOLLARS" or "$" means the lawful currency of the United States of
America.

         "EARLY AMORTIZATION EVENT" is defined in Section 10.1.

         "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b)
the date on which all of the conditions precedent set forth in Section 5.1 shall have been fulfilled.

         "ELIGIBLE ASSIGNEE" means any financial institution that is not an
Affiliate of the Borrower or a direct competitor of the Borrower. With respect to Foreign Lenders, in order to be an Eligible Assignee, such Foreign Lenders will have to be entitled, as of the date of the relevant assignment, to a complete exemption from U.S federal withholding tax.

         "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous
Materials including, without limitation, the following: Clean Air Act, 42 U.S.C.
ss. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et
seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and
Recovery Act, 42 U.S.C. ss. 6901 et seq.; Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; National
Environmental Policy Act, 42 U.S.C. ss. 4321 et seq.; regulations of the
Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or
Hazardous Materials.

         "EQUITY INTEREST" means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such
Person of any share of capital stock of (or other ownership or profit interests
in) such Person, any security (other than a security constituting Indebtedness)
convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other

acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

         "EQUITY ISSUANCE" means any issuance by a Person of any Equity Interest and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity
Interests.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
in effect from time to time.

         "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any
Subsidiary, are treated as a single employer under Section 414 of the Internal
Revenue Code.

         "EVENT OF DEFAULT" means any of the events specified in Section 10.3, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "EXCLUDED TAXES" means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its assets, net income (however denominated) or receipts, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b)
any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Lender is located and (c) in the case of a Foreign Lender (other than an Assignee pursuant to a request by the Borrower under Section 4.5), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign
Lender's failure or inability (other than as a result of a Regulatory Change) to comply with Section 3.12(c), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending
Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.12 (a).

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve
System arranged by Federal funds brokers on such day, as published by the
Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business
Day, and (b) if no such rate is so published on such next succeeding Business
Day, the Federal Funds Rate for such day shall be the average rate quoted to the
Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

         "FEE LETTER" means that certain letter agreement dated as of the date hereof between the Borrower and the Agent with respect to, inter alia, the payment of certain fees on or prior to the Effective Date.

         "FEES" means the fees and commissions provided for or referred to in
Section 3.6 and any other fees payable by the Borrower hereunder or under any other Loan Document.

         "FIVE YEAR TREASURY RATE" shall mean the yield (rounded upwards if necessary to the nearest 1/100th of 1%) determined as of the Business Day immediately preceding the date two Business Days prior to the commencement of the relevant Interest Period, on actively traded United States Treasury Notes adjusted to a constant maturity of five years, as determined by reference to the
5-Year Constant Maturity Treasury Rate for such Business Day published by the
United States Department of the Treasury (currently located under the caption
"Daily Treasury Yield Curve Rates" at http://www.treasury.gov/offices/domestic-
finance/debt-management/interest-rate/yield.html), or if such information is no longer published by the United States Department of the Treasury or is not
available for such date, by reference to comparable information contained in any other publicly available source of similar market data selectioned by the Agent.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the Agreement Date.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all
Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means any national, state or local government
(whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the
Federal Deposit Insurance Corporation, the Comptroller of the Currency or the
Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "GUARANTY", "GUARANTEED" or to "GUARANTEE" as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment
or

performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials",
"hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity,
"TCLP" toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c)
any explosives or any radioactive materials; and (d) asbestos in any form.

         "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii)
evidenced by bonds, debentures, notes or similar instruments, or (iii)
constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) capitalized lease obligations of such person; (d) all reimbursement obligations of such person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing arrangement if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease under GAAP and (ii) does not
(and is not required to pursuant to GAAP) appear as a liability on the balance sheet of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease in respect of any Mandatorily Redeemable Stock issued by such
Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference; (g) all obligations of such Person in respect of any take out commitment or forward equity commitment (excluding, in the case of the Borrower and its Subsidiaries, any such obligation that can be satisfied solely by the issuance of Equity Interests (other than Mandatorily
Redeemable Stock)); (h) all Indebtedness of other Persons which such Person has
Guaranteed or is otherwise recourse to such Person; and (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though

such Person has not assumed or become liable for the payment of such
Indebtedness or other payment obligation.

         "INTELLECTUAL PROPERTY" is defined in Section 6.1(t).

         "INDEMNIFIABLE AMOUNTS" is defined in Section 11.7.

         "INDEMNIFIED PARTY" is defined in Section 12.9(a).

         "INDEMNITY PROCEEDING" is defined in Section 12.9(a).

         "INTEREST PERIOD" means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending 1, 2, 3, 6 or 12 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of
Continuation or Notice of Conversion, as the case may be, except that each
Interest Period of 1, 2, 3, 6 or 12 months duration that commences on the last
Business Day of a calendar month shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any
Interest Period would otherwise end after the Maturity Date, such Interest
Period shall end on the Maturity Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "INVESTMENT" means, (x) with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity
Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person and (y) with respect to any Property or other asset, the acquisition thereof. Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan
Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such
Investment.

         "LENDER" means each financial institution from time to time party hereto as a "Lender", together with its respective successors and permitted assigns.

         "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such
Lender as such Lender may notify the Agent and the Borrower in writing from time to time.

         "LIBOR" means, for any LIBOR Loan in U.S. Dollars for any Interest
Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately
11:00 a.m. (London time) two Business Days prior to the first day of such
Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the
London interbank offered rate for deposits in U.S. Dollars at approximately
11:00 a.m. (London time) two Business Days prior to the first day of such
Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, LIBOR shall be, for any
Interest Period, the rate per annum reasonably determined by the Agent as the rate of interest at which deposits in U.S. Dollars in the approximate amount of the LIBOR Loan comprising part of such borrowing would be offered by the Agent to major banks in the London interbank market at their request at or about 11:00
a.m. (London time) two Business Days prior to the first day of such Interest
Period for a term comparable to such Interest Period.

         "LIBOR LOANS" means Revolving Loans bearing interest at a rate based on
LIBOR.

         "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the
Uniform Commercial Code or its equivalent in any jurisdiction, other than a financing statement filed (i) in respect of a lease not constituting a
Capitalized Lease Obligation pursuant to Section 505 (or a successor provision)
of the Uniform Commercial Code as in effect in an applicable jurisdiction or
(ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

         "LOAN" means a Revolving Loan.

         "LOAN DOCUMENT" means this Agreement, each Note, the Cash Account
Assignment Agreement, the Security Agreement and each other document or instrument now or hereafter executed and delivered by or on behalf of the
Borrower in connection with, pursuant to or relating to this Agreement.

         "MARKET VALUE" means, with respect to any Transaction Asset, (a) until the date as of which a valuation is provided with respect to such Transaction
Asset pursuant to a

Quarterly Valuation Report, 100% of the outstanding principal balance of such
Transaction Asset, and (b) from and after such date, the amount designated as the "Market Value" for such Transaction Asset pursuant to the most recent
Quarterly Valuation Report (without giving effect to any warrants or equity issued in connection with any Transaction Asset), provided, however, that the value attributed to a particular Transaction Asset will be deemed zero upon the occurrence and continuance of one of the following events with respect thereto:

              (i) there shall have occurred and be continuing with respect to any such Transaction Asset a payment default which has remained uncured for more than 60 days, or

              (ii) there shall have occurred, with respect to any such
     Transaction Asset, a material amendment to the original terms and conditions of the Required Documentation as a result of a decline in the creditworthiness of the corresponding Transaction Obligor (unless such amendments have been advised to the Agent and the Agent has expressly consented thereto).

         "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations of the
Borrower, (b) the ability of the Borrower to perform its obligations under any
Loan Document, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders and the Agent under any of the
Loan Documents.

         "MATERIAL CONTRACT" means any contract or other arrangement (other than
Loan Documents), whether written or oral, to which the Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate
Unfunded Liabilities in excess of $10,000,000.

         "MATURITY DATE" means, with respect to each Loan, the date one year after the date on which such Loan is initially advanced.

         "MONTHLY REPORT" is defined in Section 8.4.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the
ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH FLOW" means the amount obtained by subtracting the Borrower's net cash interest expense attributable to all of its Indebtedness from its Net
Investment Income, and deducting from the result the increase in investments during the corresponding period due to the accrual of payments in kind.

                                       10

         "NET INVESTMENT INCOME" means with respect to any relevant period the amount reported as such by the Borrower to the Securities and Exchange
Commission pursuant to its periodic financial reports.

         "NOTE" means a Revolving Note.

         "NOTICE OF BORROWING" means a notice in the form of Exhibit B to be delivered to the Agent pursuant to Section 2.1(b) evidencing the Borrower's request for a borrowing of Revolving Loans.

         "NOTICE OF CONTINUATION" means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.9, evidencing the Borrower's request for the Continuation of a LIBOR Loan.

         "NOTICE OF CONVERSION" means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.10, evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

         "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b)
all other indebtedness, liabilities, obligations, covenants and duties of the
Borrower owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "OFAC" is defined in Section 6.1(w).

         "PARTICIPANT" has the meaning given that term in Section 12.5(c).

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "PERMITTED INTERCOMPANY DEBT" means (a) indebtedness incurred by the
Borrower and payable to any of its Affiliates, provided that the payment of such amounts is expressly subordinated to the payment in full of all Obligations, and
(b) indebtedness of any of the Borrower's Affiliates which is payable to the
Borrower, provided that the Borrower has granted and perfected, for the benefit of the Agent, a first perfected security interests therein.

         "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority
(excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen, landlords or similar
Liens for labor, materials, supplies or rentals incurred in the ordinary course of business (in each case, to the extent not overdue by more than 30 days), (i)
which are not at the time required to be paid or discharged under Section 7.6.
or (ii) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers' compensation,

                                       11

unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Borrower or any Subsidiary,
Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Borrower or a Subsidiary in such Property;
(d) deposits to secure trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) the lessor's interest in property leased to the Borrower or any of its Subsidiaries pursuant to a lease permitted by this Agreement; (f) the interests of tenants, operators or managers of Properties; (g) Liens arising in connection with judgments
(solely to the extent such judgments do not otherwise constitute Events of
Default), (h) Liens arising from the filing of precautionary UCC-1 statements naming the Borrower as debtor (solely to the extent that the corresponding leasing arrangements do not otherwise constitute Events of Default), (i) Liens arising pursuant to Permitted Repurchase Transactions, and (j) Liens in favor of the Agent for the benefit of the Lenders.

         "PERMITTED REPURCHASE TRANSACTIONS" shall mean transactions undertaken between the Borrower and HVB pursuant to a standardized form of Master
Repurchase Agreement pursuant to which the Borrower purchases from HVB securities that qualify as Cash Equivalents for the purposes of this Agreement for periods not in excess of seven (7)days.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a
Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to two percent (2.0%) plus the Base Rate as in effect from time to time.

         "PRIME RATE" means the rate of interest per annum announced publicly by the Lender acting as the Agent as its prime rate from time to time. The Prime
Rate is not necessarily the best or the lowest rate of interest offered by the
Lender acting as the Agent or any other Lender.

         "PRINCIPAL OFFICE" means the office of the Agent located at 150 East
42nd Street, New York, New York 10017, or such other office of the Agent as the
Agent may designate from time to time.

                                       12

         "QUARTERLY VALUATION REPORT" is defined in Section 8.3.

         "REGISTER" has the meaning given that term in Section 12.5(e).

         "REGULATORY CHANGE" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve
System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

         "REQUIRED LOAN DOCUMENTATION" means, with respect to the Transaction
Advances of each relevant Transaction Obligor, the following:

              (a) true and complete copies of the principal transaction
     documents issued by the relevant Obligors in respect of such Transaction
     Obligor's Transaction Advances, including any and all promissory notes, credit agreements, guaranties, collateral security agreements, intercreditor agreements and any related financing documentation;

              (b) file-stamped copies of each document executed by such Obligor which was recorded in one or more filing jurisdictions;

              (c) true and complete copies of all authorizing resolutions and incumbency certificates with respect to the Transaction Advances of such
     Transaction Obligor; and

              (d) true and complete copies of all legal opinions provided to the
     Borrower in connection the Transaction Advances of such Transaction
     Obligor.

         "REQUISITE LENDERS" means, as of any date, Lenders having at least 51%
of the aggregate amount of the Commitments (excluding Defaulting Lenders who, accordingly, are not entitled to vote), or if the Commitments have been terminated or reduced to zero, Lenders holding at least 51% of the principal amount of the Loans and Letter of Credit Liabilities (excluding Defaulting
Lenders who, accordingly, are not entitled to vote).

         "RESPONSIBLE OFFICER" means (a) with respect to the Borrower, the
Borrower's Chief Executive Officer, President or Chief Financial Officer or such other officer of the Borrower as the Board of Directors of the Borrower may
designate from time to time, and (b) with respect to any other Loan Party, such
Loan Party's chief executive officer or chief financial officer.

         "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any of its Subsidiaries now or

                                       13

hereafter outstanding, except a dividend payable solely in Equity Interests of an identical or junior class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the
Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding.

         "REVOLVING LOAN" means a loan made by a Lender to the Borrower pursuant to Section 2.1(a).

         "REVOLVING NOTE" has the meaning given that term in Section 2.9(a).

         "SECURED TRANSACTION ASSETS" means Transaction Assets which constitute, inter alia, senior secured obligations of their respective Obligors.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

         "SECURITY AGREEMENT" is defined in Section 5.1(a)(v).

         "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which consolidated with those of such Person pursuant to GAAP.

         "TAXES" means any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any Governmental Authority, other than Excluded
Taxes.

         "TERMINATION DATE" means the date two years after the Closing Date.

         "TRANSACTION ADVANCES" means the loan advances made by the Borrower to the Transaction Obligors from time to time (and shall exclude in all instances any interests in the

                                       14

Obligor held by the Borrower in the form of subordinated indebtedness or the portion of any such loan advance that constitutes the capitalization of accrued payments in kind).

         "TRANSACTION ASSETS" means all Transaction Advances specified on the attached Schedule A (as modified by the Borrower from time to time), in each case which satisfy the following requirements:

         (a) such Transaction Advances shall have been originated by the
Borrower in its ordinary course of business;

         (b) to the knowledge of the Responsible Officers, the obligations due to the Borrower in respect of such Transaction Advances shall not be subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense as to payment or enforcement;

         (c) the assignment to the Lender of a security interest in the obligations of the relevant Obligor pursuant to such Transaction Advances shall not be prohibited pursuant to the documentation evidencing such Transaction
Advance, and all necessary consents and approvals shall have been obtained by the Borrower in connection therewith;

         (d) the Obligors in respect of such Transaction Advances shall not be
Affiliates of the Borrower;

         (e) the payment obligations of the Obligors pursuant to such
Transaction Advances shall not be subordinated to the payment of Indebtedness due to any other creditors of such Obligor;

         (f) all payment obligations in respect of such Transaction Advances shall be denominated in U.S. dollars;

         (g) the Borrower or its duly appointed custodian shall have received the Required Loan Documentation with respect to such Transaction Advances;

         (h) the Borrower shall have provided the Lender with true and complete copies of the Required Loan Documentation with respect to such Transaction
Advances;

         (i) as of the date of inclusion of such Transaction Advance as a
Transaction Asset, there shall not have occurred and be continuing with respect to any such Transaction Advance (i) a payment default which has remained uncured for more than 60 days, or (ii) any other default which shall have remained uncured beyond any applicable grace periods; and

         (j) as of the date of inclusion of such Transaction Advance as a
Transaction Asset, there shall not have occurred, with respect to any such
Transaction Advance, a material amendment to the original terms and conditions of the Required Documentation as a result of a decline in the creditworthiness of the corresponding Transaction Obligor (unless such amendments have been advised to the Agent and the Agent has expressly consented thereto).

         "TRANSACTION OBLIGOR" shall mean the borrower of any Transaction
Advance.

                                       15

         "TYPE" with respect to any Revolving Loan, refers to whether such
Revolving Loan is a LIBOR Loan or Base Rate Loan.

SECTION 1.2. GENERAL; REFERENCES TO TIMES.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections",
"Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this
Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a
Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles,
Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to New York, New York time.

                                   ARTICLE II

                                 CREDIT FACILITY
                                 ---------------

SECTION 2.1. REVOLVING LOANS.

     (a) Generally. Form time to time, on an uncommitted revolving basis and in the sole and absolute discretion of the Lenders, and subject in any event to the terms and conditions hereof, each Lender severally and not jointly may agree to make Revolving Loans in Dollars to the Borrower during the Availability Period, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment. The aggregate principal amount of Loans outstanding hereunder, after advancing any Revolving Loan, may not exceed the Borrowing Base Amount.

     (b) Requesting Revolving Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of
Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent before
11:00 a.m. (i) in the case of LIBOR Loans, on the date three (3) Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate
Loans, on the date one (1) Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of

                                       16

such telephonic notice. The Agent will transmit by telecopy the Notice of
Borrowing (or the information contained in such Notice of Borrowing) to each
Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

     (c) Disbursements of Revolving Loan Proceeds. No later than 12:00 p.m., on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal
Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the
Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Revolving Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such
Revolving Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V, for such borrowing, the Agent will make the proceeds of such borrowing available to the
Borrower no later than the close of business on the date and at the account specified by the Borrower in such Notice of Borrowing.

SECTION 2.2. RATES AND PAYMENT OF INTEREST ON LOANS.

     (a) Rates. The Borrower promises to pay to the Agent for the account of each applicable Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such
Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

         (i) during such periods as such Loan is a Base Rate Loan, at the Base
     Rate (as in effect from time to time) plus the Applicable Margin; and

         (ii) during such periods as such Loan is a LIBOR Loan at Adjusted LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under
Applicable Law).

     (b) Payment of Interest. Accrued interest on each Loan shall be payable (i)
in the case of a Base Rate Loan, monthly in arrears on the first day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each
Interest Period therefor, and, if such Interest Period is longer than three months, at three month intervals following the first day of such Interest
Period, and (iii) in the case of any Loan, in arrears upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued or
Converted). Interest payable at the Post-Default

                                       17

Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

SECTION 2.3. NUMBER OF INTEREST PERIODS.

         There may be no more than five (5) different Interest Periods for LIBOR
Loans outstanding at the same time.

SECTION 2.4. REPAYMENT OF LOANS.

         The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination
Date.

SECTION 2.5. PREPAYMENTS.

     (a) Optional. Subject to Section 4.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Agent at least three (3) Business Days' prior written notice of the prepayment of any Revolving
Loan.

     (b) Mandatory. If the outstanding principal amount of Loans exceeds the
Borrowing Base Amount as of any date, the Borrower shall immediately upon demand from the Agent pay to the Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied to pay all amounts of principal outstanding on the Loans pro rata in accordance with Section 3.2. If the
Borrower is required to pay any outstanding LIBOR Loans by reason of this subsection (b) prior to the end of the applicable Interest Period therefor, the
Borrower shall pay all amounts due under Section 4.4.

SECTION 2.6. CONTINUATION.

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR
Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than
11:00 a.m. on the third Business Day prior to the date of any such Continuation of a LIBOR Loan. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (i) the proposed date of such
Continuation, (ii) the LIBOR Loans and portions thereof subject to such
Continuation and (iii) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the
Borrower shall fail to select in a timely manner a new Interest Period for any
LIBOR Loan in accordance

                                       18

with this Section, such Loan will automatically, on the last day of the current
Interest Period therefor, be Continued as a LIBOR having an Interest Period of 1 month; provided, however, if a Default or Event of Default exists at such time, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of
Section 2.9 or the Borrower's failure to comply with any of the terms of such
Section.

SECTION 2.7. CONVERSION.

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Revolving
Loan of one Type into a Revolving Loan of another Type. Any Conversion of a
LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of
Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans, and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Conversion.
Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a
Notice of Conversion specifying (a) the requested date of such Conversion, (b)
the Type of Loan to be Converted, (c) the portion of such Type of Loan to be
Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest
Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

SECTION 2.8. NOTES.

     (a) Revolving Note. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the
Borrower substantially in the form of Exhibit E (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

     (b) Records. The date, amount, interest rate, Type and duration of Interest
Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such
Lender on its books and such entries shall be binding on the Borrower absent manifest error.

SECTION 2.9. VOLUNTARY REDUCTIONS OF THE COMMITMENT.

         The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such

                                       19

reduction and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Lender. The
Commitments, once terminated or reduced may not be increased or reinstated.

                                   ARTICLE III

                   PAYMENTS, FEES AND OTHER GENERAL PROVISIONS
                   -------------------------------------------

SECTION 3.1. PAYMENTS.

         Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this
Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its
Principal Office, not later than 12:00 Noon on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to
Section 10.6, the Borrower may, at the time of making each payment under this
Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the
Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender promptly following the Agent's receipt thereof. If the due date of any payment under this
Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

SECTION 3.2. PRO RATA TREATMENT.

         Except to the extent otherwise provided herein, each borrowing from the
Lenders shall be made from the Lenders on a pro rata basis. Each payment received from the Borrower shall be applied to the respective Commitments of the
Lenders, pro rata according to the amounts of their respective Commitments.

SECTION 3.3. SHARING OF PAYMENTS, ETC.

         If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such
Lender, direct interests in) the Loans made by the other Lenders or other
Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the
Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit)
pro rata in accordance with Section 3.2. To such end, all the Lenders shall make appropriate adjustments among themselves

                                       20

(by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.
Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

SECTION 3.4. SEVERAL OBLIGATIONS.

         No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5. MINIMUM AMOUNTS.

     (a) Borrowings and Conversions. Except as otherwise provided in Sections
2.2(d), each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or in any case, the aggregate amount of the unused Commitments). Each borrowing and each Conversion of LIBOR Loans shall be in the aggregate minimum amount of
$1,000,000 and integral multiples of $500,000 in excess thereof.

     (b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

     (c) Reductions of Commitments. Each reduction of the Commitments under
Section 2.9 shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

SECTION 3.6. UPFRONT FEES.

         The Borrower agrees to pay to the Agent for the account of each Lender that is a party to this Agreement as of the Closing Date an upfront fee in the amount(s) specified in the Fee Letter.

SECTION 3.7. COMPUTATIONS.

         Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, interest on Base Rate Loans shall be computed on the basis of a year of
365 days, and the actual number of days elapsed.

SECTION 3.8. USURY.

         In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such

                                       21

payment is paid by the Borrower or any other Loan Party or received by any
Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3.9. AGREEMENT REGARDING INTEREST AND CHARGES.

         The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2(a)(i).
Notwithstanding the foregoing, the parties hereto further agree and stipulate that all other fees, default charges, late charges, funding or "breakage"
charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the
Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

SECTION 3.10. STATEMENTS OF ACCOUNT.

         The Agent will account to the Borrower monthly with a statement of
Loans, accrued interest and Fees, charges and payments made pursuant to this
Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.11. DEFAULTING LENDERS.

     (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such
Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite
Lenders, shall be suspended during the pendency of such failure or refusal. If a
Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii)

                                       22

to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such
Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

     (b) Purchase or Cancellation of Defaulting Lender's Commitment. Any Lender
who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any
Lender desiring to exercise such right shall give written notice thereof to the
Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender.
If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such fifth (5th) Business Day, the Lenders have not elected to purchase all of the
Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an
Eligible Assignee subject to and in accordance with the provisions of Section
12.5(d) for the purchase price provided for below or (ii) terminate the
Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible
Assignee. Upon any such purchase or assignment, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement.
The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the
Borrower to the Defaulting Lender. Prior to payment of such purchase price to a
Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

SECTION 3.12. TAXES.

     (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any Taxes. If any withholding or deduction from any payment to be made by the Borrower

                                       23

hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

         (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

         (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such
     Governmental Authority; and

         (iii) pay to the Agent for its account or the account of the applicable
     Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

     (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the
Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     (c) Tax Forms. Any Foreign Lender or Participant that is entitled to an exemption from or reduction of withholding tax under the Applicable Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent, at the time or times prescribed by Applicable Law or reasonably requested by the
Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or
Participant, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the
Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, if the
Borrower is a resident for tax purposes in the United States of America, any
Foreign Lender or Participant shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Participant becomes a Lender or
Participant, as applicable, under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such
Foreign Lender or Participant is legally entitled to do so), whichever of the following is applicable:

         (i) duly completed copies of Internal Revenue Service Form W-8BEN (or successor form) claiming a complete exemption from U.S. federal withholding taxes,

         (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or successor form) claiming a complete exemption from U.S. federal withholding taxes,

                                       24

         (iii) in the case of a Foreign Lender or Participant claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such
     Foreign Lender is not (A) a "bank" within the meaning of Section
     881(c)(3)(A) of the Internal Revenue Code, (B) a "10 percent shareholder"
     of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal
     Revenue Code, or (C) a "controlled foreign corporation" described in
     Section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or successor form), in each case claiming a complete exemption from U.S. federal withholding taxes, or

         (iv) any other form prescribed by Applicable Law as a basis for claiming a complete exemption from United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

     (d) Refunds. If the Borrower makes any payments to or for the account of any Lender pursuant to Section 3.12(a)(iii) and such Lender ultimately receives a refund of any portion of the amounts so paid, the Lender shall remit to the
Borrower the amounts so refunded.

                                   ARTICLE IV

                             YIELD PROTECTION, ETC.
                             ----------------------

SECTION 4.1. ADDITIONAL COSTS; CAPITAL ADEQUACY.

     (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR
Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan
Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called
"Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its
Commitment (other than Excluded Taxes); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of
Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of Adjusted LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such
Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

     (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if, by reason of any
Regulatory Change,

                                       25

any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes
LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into,
LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply with respect to Revolving Loans).

     (c) Notification and Determination of Additional Costs. Each of the Agent
and each Lender agrees to notify the Borrower of any event occurring after the
Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder; provided, however, that notwithstanding the foregoing provisions of this Section, the Agent or a
Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than six months prior to the date that the Agent or such Lender, as applicable, first notifies the Borrower in writing thereof or for any amounts resulting from a change by any Lender of its Lending
Office (other than changes required by Applicable Law). The Agent and or such
Lender agrees to furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such
Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 4.2. SUSPENSION OF LIBOR LOANS.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of Adjusted LIBOR for any Interest Period:

     (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or

     (b) the Agent reasonably determines (which determination shall be conclusive) that Adjusted LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period,

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, in the case of clauses (a) and
(b), the Lenders shall be under no obligation to, and shall not, make additional
LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the
Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base
Rate Loan.

                                       26

SECTION 4.3. ILLEGALITY.

         Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to
Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6 shall apply with respect to Revolving Loans).

SECTION 4.4. COMPENSATION.

         The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

     (a) any payment or prepayment (whether mandatory or optional) of a LIBOR
Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason
(including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR
Loan or Continue a LIBOR Loan on the requested date of such Conversion or
Continuation.

Upon the Borrower's request, any Lender requesting compensation under this
Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 4.5. AFFECTED LENDERS.

         If (a) a Lender requests compensation pursuant to Section 3.12 or 4.1, and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans
into, LIBOR Loans shall be suspended pursuant to Section 4.1(b) or 4.3, then, so long as there does not then exist any Default or Event of Default, the Borrower may either (i) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible
Assignee subject to and in accordance with the provisions of Section 12.5(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (ii) pay to the Affected Lender the
aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the
Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan
Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in

                                       27

effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this
Section shall be at the Borrower's sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to
Section 3.12 or 4.1.

SECTION 4.6. TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to
Section 4.1(b) or 4.3, then such Lender's LIBOR Loans shall be automatically
Converted into Base Rate Loans on the last day(s) of the then current Interest
Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section
4.1(b) or 4.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 that gave rise to such Conversion no longer exist:

     (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

     (b) all Loans that would otherwise be made or Continued by such Lender as
LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base
Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's
Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the
Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 4.7. CHANGE OF LENDING OFFICE.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12, 4.1 or 4.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous in any material respect to such Lender as determined by such Lender in its sole discretion.

                                       28

                                    ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

SECTION 5.1. INITIAL CONDITIONS PRECEDENT.

         The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder is subject to the following conditions precedent:

     (a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

         (i) Counterparts of this Agreement executed by each of the parties hereto;

         (ii) Revolving Notes executed by the Borrower, payable to each Lender and complying with the applicable provisions of Section 2.8;

         (iii) the Account Agreement substantially in the form of Exhibit F, duly executed by the Account Bank, the Borrower and the Agent (the "Cash
     Account Assignment Agreement");

         (iv) the Security Agreement substantially in the form of Exhibit G, duly executed by the Borrower and the Agent (the "Security Agreement");

         (v) UCC-1 Financing Statements in a form acceptable for filing with the
     Secretary of State of Maryland which shall describe the Borrower as debtor and the Agent as secured party with respect to the Collateral;

         (vi) insofar as any of the Collateral constitutes instruments, chattel paper, and/or certificated securities, the execution and delivery of custody or other arrangements with the Account Bank pursuant to which such components of the Collateral shall be delivered to the possession of, and subject to the dominion and control of, the Account Bank for the benefit of the Agent;

         (vii) an opinion of Sutherland, Asbill & Brennan LLP, counsel to the
     Borrower, addressed to the Agent and the Lenders substantially in the form of Exhibit H and covering such matters as are customary for financings of the type contemplated by the Loan Documents and such other matters as the
     Agent may reasonably request;

         (viii) a good standing certificate with respect to the Borrower issued as of a recent date by the Department of Assessments and Taxation of the
     State of Maryland and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable) of each state in which the
     Borrower is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

         (ix) a certificate of incumbency signed by the Secretary or Assistant
     Secretary of the Borrower with respect to each of the officers of the
     Borrower authorized to execute

                                       29

     and deliver the Loan Documents to which the Borrower is a party and the officers of the Borrower then authorized to deliver Notices of Borrowing,
     Notices of Continuation and Notices of Conversion;

         (x) copies, certified by the Secretary or Assistant Secretary of the
     Borrower, of all corporate (or comparable) action taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents to which the Borrower is a party;

         (xi) the Fees then due and payable to the Agent, on or prior to the
     Effective Date;

         (xii) a Monthly Report calculated as of the end of the most recent calendar month;

         (xiii) a Compliance Certificate calculated as of the end of the most recent calendar quarter;

         (xiv) results satisfactory to the Agent with respect to the due diligence examination of the Loan Portfolio;

         (xv) results satisfactory to the Agent with respect to the UCC, Lien, judgment and tax searches conducted with respect to the Borrower; and

         (xvi) Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and

         (xvii) There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

         (xviii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or
     (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower to fulfill its obligations under the Loan Documents;

         (xix) The Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
     (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower to fulfill its obligations under the Loan Documents; and

                                       30

         (xx) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

SECTION 5.2. CONDITIONS PRECEDENT TO ALL LOANS.

         The obligations of the Lenders to make any Loans are all subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower in the Loan Documents shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date
(in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder and (c) the Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such
Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit
Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made that all conditions to the occurrence of such Credit Event contained in Article V that are applicable to the making of such Loan have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

SECTION 6.1. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Agent and each Lender to enter into this
Agreement and to make Loans, the Borrower represents and warrants to the Agent and each Lender as follows:

     (a) Organization; Power; Qualification. The Borrower is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would reasonably be expected to have, in each instance, a Material Adverse Effect.

     (b) Subsidiaries. As of the Agreement Date, the Borrower has no
Subsidiaries.

     (c) Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower has the right and power, and has taken all necessary action to

                                       31

authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations
(other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

     (d) Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of the Loan Documents to which the Borrower is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval not previously obtained or violate any Applicable Law (including all Environmental Laws) relating to the
Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, or any material provision of any indenture, material agreement or other material instrument to which the
Borrower is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower
(except in favor of the Agent and Lenders).

     (e) Compliance with Law; Governmental Approvals. The Borrower is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law (including without limitation, Environmental Laws)
relating to the Borrower, except for noncompliances which, and Governmental
Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse
Effect.

     (f) Existing Indebtedness. Schedule 6.1(f) is, as of the Agreement Date, a
complete and correct listing of all Indebtedness of the Borrower, including without limitation, Guarantees of the Borrower.

     (g) Material Contracts. Schedule 6.1(g) is, as of the Agreement Date, a
true, correct and complete listing of all Material Contracts. The Borrower has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract which could reasonably be expected to have a Material Adverse Effect.

     (h) Litigation. Except as set forth on Schedule 6.1(h), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the
Borrower or its property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts

                                       32

or other labor disputes in progress or threatened relating to the Borrower which could reasonably be expected to have a Material Adverse Effect.

     (i) Taxes. All federal, state and other income tax returns and other material tax returns of the Borrower required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. As of the Agreement
Date, none of the United States income tax returns of the Borrower is under audit. All charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are in accordance with GAAP.

     (j) Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower for the fiscal year ending December 31, 2004, and the related audited statement of operations and stockholder's equity and cash flow for the fiscal year ending on such date, with the opinion thereon of PriceWaterhouseCoopersLLP, and (ii) the unaudited balance sheet of the Borrower for the fiscal quarter ending March 31, 2005, and the related unaudited statements of income and cash flow of the Borrower for the fiscal quarter period ending on such date. Such financial statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Borrower as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). As of the Agreement Date the Borrower does not have any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements or except as set forth on Schedule 6.1(j).

     (k) No Material Adverse Change. Since December 31, 2004, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower.

     (l) Solvency. The Borrower is Solvent.

     (m) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal
Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit
Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                                       33

     (n) Not Plan Assets; No Prohibited Transaction. None of the assets of the
Borrower constitute "plan assets" within the meaning of ERISA, the Internal
Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan
Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue
Code.

     (o) Absence of Defaults. No event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of
Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower under any agreement (other than this Agreement)
or judgment, decree or order to which the Borrower is a party or by which the
Borrower or its properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect.

     (p) Environmental Laws. The Borrower has obtained all Governmental
Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals, except in each case where the failure to obtain or to comply therewith could not reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect,
(i) no Responsible Officer is aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, may interfere with or prevent compliance or continued compliance with Environmental
Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material; and
(ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of any Responsible Officer, threatened, against the Borrower relating in any way to Environmental Laws.

     (q) Investment Company; Public Utility Holding Company. The Borrower (i) is
an "investment company" or a company "controlled" by an "investment company"
within the meaning of the Investment Company Act of 1940, as amended, and (ii)
is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (r) Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock"
within the meaning of Regulation U of the Board of Governors of the Federal
Reserve System.

                                       34

     (s) Intellectual Property. The Borrower owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") used in the conduct of its businesses as now conducted and as contemplated by the Loan
Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person except for such Intellectual Property, the absence of which, and for conflicts which, could not reasonably be expected to have a Material
Adverse Effect. The Borrower has taken all such steps as it has deemed reasonably necessary to protect its rights under and with respect to such
Intellectual Property. No material claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, or challenging or questioning the validity or effectiveness of any Intellectual Property, which claims could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower that could reasonably be expected to have a Material Adverse Effect.

     (t) Business. The Borrower is engaged in the business of making debt and equity investments in middle market companies involved in various technology-related businesses.

     (u) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, or omitted to state a material fact necessary in order to make such statements (taken as a whole) contained therein, in light of the circumstances under which they were made, not misleading. All financial statements furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, in connection with or relating in any way to this
Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Borrower that have been or may hereafter be made available to the
Agent or any Lender were or will be prepared in good faith based on reasonable assumptions, it being agreed that projections are subject to uncertainties and contingencies and that no assurances can be given that any projections will be realized. No fact is known to the Borrower which has had, or may in the future have (so far as any Responsible Officer can reasonably foresee), a Material
Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the
Effective Date.

     (v) Foreign Assets Control. The Borrower (i) is not a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S.
Department of the Treasury's Office of Foreign Assets Control (the "OFAC") as
published from time to time; or (ii) is not (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to

                                       35

such agency, organization or person; or (iii) does not derive more than 15% of its assets or operating income from investments in or transactions with any such country, agency, organization or Person.

SECTION 6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS
                              ---------------------

         For so long as this Agreement is in effect, unless the Requisite
Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6, the Borrower shall comply with the following covenants:

SECTION 7.1. PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

         Except as otherwise permitted under Section 9.5, the Borrower shall preserve and maintain, its existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

SECTION 7.2. COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.

         The Borrower shall comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

SECTION 7.3. MAINTENANCE OF PROPERTY.

         In addition to the requirements of any of the other Loan Documents, the
Borrower shall (a) protect and preserve all of its material properties, or cause to be protected and preserved, and maintain, or cause to be maintained, in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make, or cause to be made, all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                                       36

SECTION 7.4. CONDUCT OF BUSINESS.

         The Borrower shall at all times carry on, its businesses as described in Section 6.1(u).

SECTION 7.5. INSURANCE.

         In addition to the requirements of any of the other Loan Documents, the
Borrower shall, maintain, or cause to be maintained, commercially reasonable insurance with financially sound and reputable insurance companies and from time to time deliver to the Agent or any Lender upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

SECTION 7.6. PAYMENT OF TAXES AND CLAIMS.

         The Borrower shall pay and discharge, or cause to be paid and discharged, when due (a) all income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien
(other than a Permitted Lien) on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the
Borrower in accordance with GAAP.

SECTION 7.7. VISITS AND INSPECTIONS.

         The Borrower shall permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice to a Responsible
Officer if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall be continuing, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Borrower; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants and all Required
Transaction Documents; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance; provided that, prior to the occurrence and continuance of any Event of Default, the Borrower shall have an opportunity to be present at any such discussions. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the
Borrower or any other Loan Party with its accountants.

                                       37

SECTION 7.8. USE OF PROCEEDS.

         The Borrower shall use the proceeds of all Loans to fund the acquisition of Transaction Assets, for working capital and other general business purposes only. The Borrower shall not use any part of such proceeds to
(a) purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock or (b)
finance any operations, investments or activities in, or make any payments to, any country, agency, organization, or Person described in clause (ii) of Section
6.1(w).

SECTION 7.9. ENVIRONMENTAL MATTERS.

         The Borrower shall, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.
If the Borrower shall (a) receive notice that any violation of any Environmental
Law may have been committed or is about to be committed by such Person, (b)
receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower alleging violations of any
Environmental Law or requiring the Borrower to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a
Governmental Authority or private party alleging that the Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and such notices, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect, the Borrower shall provide the Agent and each Lender with a copy of such notice within 30 days after the receipt thereof by the
Borrower. The Borrower shall take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

SECTION 7.10. BOOKS AND RECORDS.

         The Borrower shall maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

SECTION 7.11. FURTHER ASSURANCES.

         The Borrower shall at the Borrower's cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the
Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

                                   ARTICLE VIII

                                   INFORMATION
                                   -----------

         For so long as this Agreement is in effect, unless the Requisite
Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set

                                       38

forth in Section 12.6, the Borrower shall furnish to each Lender (or to the
Agent if so provided below) at its Lending Office:

SECTION 8.1. QUARTERLY FINANCIAL STATEMENTS.

         As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Borrower, the unaudited consolidated balance sheet of the Borrower as at the end of such period and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Borrower for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the
Borrower, in his or her opinion, to present fairly, in accordance with GAAP then in effect, the financial position of the Borrower as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

SECTION 8.2. YEAR-END STATEMENTS.

         Within 90 days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower as at the end of such fiscal year and the related audited statements of operations and stockholder's equity and cash flows of the Borrower for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer or chief accounting officer of the
Borrower, in his or her opinion, to present fairly, in accordance with GAAP then in effect, the financial position of the Borrower as at the date thereof and the results of operations for such period and (b) independent registered public accounting firm of recognized national standing, whose certificate shall be unqualified.

SECTION 8.3. QUARTERLY VALUATION REPORT

         No later than the sixtieth (60th) day following each of the calendar quarters ending on the last day of March, June, September and December, a written valuation of the Borrower's Transaction Assets prepared by an independent valuation firm acceptable to the Agent, which report shall include, inter alia, an evaluation of the current Market Value of each Transaction Asset
(such report, the "Quarterly Valuation Report"). As of the Closing Date, the
Agent has confirmed its consent with respect to the designation of Houlihan
Lokey as the independent valuation firm that will prepare the Quarterly
Valuation Report.

SECTION 8.4. MONTHLY REPORT AND COMPLIANCE CERTIFICATE

         Within ten (10) Business Days after the end of each calendar month, a report substantially in the form of Exhibit I hereto (the "Monthly Report"), which report shall include, when delivered immediately following the publication of the financial statements described in Section 8.1 and 8.2 above, a certificate substantially in the form of Exhibit J (a "Compliance Certificate")
executed by the chief financial officer or chief accounting officer of the
Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Section 9.1, and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or
Event of

                                       39

Default exists, or, if such is not the case, specifying such Default or Event of
Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure.

SECTION 8.5. OTHER INFORMATION.

     (a) Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants;

     (b) Securities Filings. Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto
(unless requested by the Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower shall file with the Securities and
Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange, in each case unless available on the Internet (in which case the Borrower will advise the Agent of the availability and provide passwords, if any are required);

     (c) Stockholder Information. Promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, in each case unless available on the Internet (in which case the Borrower will advise the Agent of the availability and provide passwords, if any are required);

     (d) ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in
Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer
Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of
ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or
Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

     (e) Litigation. To the extent that any responsible Officer is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any

                                       40

Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any of their respective properties, assets or businesses which could reasonably be expected to have a Material
Adverse Effect, and prompt notice of the receipt of notice that any United
States income tax returns of the Borrower are being audited;

     (f) Modification of Organizational Documents. A copy of any amendment to the articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Borrower promptly upon the Agent's request, in each case unless available on the Internet (in which case the Borrower will advise the Agent of such availability and provide access and passwords thereto, if any are required);

     (g) Change of Management or Financial Condition. Prompt notice of any change in the senior management of the Borrower and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower which has had or could reasonably be expected to have
Material Adverse Effect, in each case unless available on the Internet (in which case the Borrower will advise the Agent of such availability and provide access and passwords thereto, if any are required);

     (h) Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) any Default or Event of
Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

     (i) Judgments. Prompt notice of any order, judgment or decree in excess of
$5,000,000 having been entered against the Borrower or any of its properties or assets;

     (j) Notice of Violations of Law. Prompt notice if the Borrower shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a
Material Adverse Effect; and

     (k) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower as the
Agent or any Lender may reasonably request.

                                   ARTICLE IX

                               NEGATIVE COVENANTS
                               ------------------

         For so long as this Agreement is in effect, unless the Requisite
Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Borrower shall comply with the following covenants:

                                       41

SECTION 9.1. PORTFOLIO COVENANTS.

         The Borrower shall not permit:

         (a) the ratio of the aggregate Market Value of all Secured Transaction
Assets to the aggregate Market Value of all Transaction Assets to fall below
75%;

         (b) the weighted average maturity of all Transaction Assets to exceed five years;

         (c ) the principal amount of obligations arising pursuant to all
Transaction Assets to a single Obligor and its Affiliates (considered in aggregate) to exceed $15,000,000;

         (d) the weighted average coupon rate with respect to all Transaction
Assets to be less than a rate equal to the sum of 4% plus the Five Year Treasury
Rate; or

         (e) the outstanding principal amount of all Loans to exceed the sum of
(A) the Borrower's aggregate cash, plus (B) the Borrower's aggregate Cash
Equivalents (with any component of such Cash Equivalents that is subject to a
Permitted Repurchase Transaction deducted from the aggregate amount of such Cash
Equivalents for the purposes of this calculation), plus (C) the aggregate Market
Value of all Transaction Assets multiplied by 0.35.

SECTION 9.2. INDEBTEDNESS.

         The Borrower shall not, create, incur, assume, or permit or suffer to exist, any Indebtedness other than the following:

     (a) the Obligations;

     (b) Indebtedness arising from Permitted Repurchase Transactions;

     (c) if, after giving effect thereto, the Borrower's Net Cash Flow is zero or greater, unsecured indebtedness in respect of borrowed money in an aggregate amount not to exceed $50,000,000

     (d) the Indebtedness (if any) set forth on Schedule 6.1(f), including any refinance thereof (limited to the amounts to be refinanced);

     (e) Permitted Intercompany Debt; and

     (f) any other Indebtedness of a type not described above in this Section and created, incurred or assumed after the Agreement Date so long as immediately prior to the creation, incurring or assumption thereof, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence.

SECTION 9.3. LIENS; NEGATIVE PLEDGES; OTHER MATTERS.

     (a) The Borrower shall not create, assume, or incur any Lien (other than
Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned

                                       42

or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence;

     (b) The Borrower shall not enter into, assume or otherwise be bound by any
Negative Pledge except for a Negative Pledge contained in any agreement (i)
evidencing Indebtedness which the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.2; (ii) which Indebtedness is secured by a Lien permitted to exist and (iii) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into;

     (c) The Borrower shall not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the
Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary;
or (iv) transfer any of its property or assets to the Borrower.

SECTION 9.4. RESTRICTED PAYMENTS.

         The Borrower shall not declare or make any Restricted Payments if a
Default or Event of Default shall have occurred and be continuing.

SECTION 9.5. MERGER, CONSOLIDATION, SALES OF ASSETS AND OTHER ARRANGEMENTS.

         The Borrower shall not (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; provided, however, that:

     (a) any of the actions described in the immediately preceding clauses (i)
through (iii) may be taken with respect to any Subsidiary so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

     (b) the Borrower and its Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business; and

     (c) a Person may merge with and into the Borrower so long as (i) the
Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and (iii) the Borrower shall have given the Agent and the Lenders at least ten (10) Business Days' prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower); and

     (d) the Borrower may, in the ordinary course of its business, accept payments, and prepayments, and grant extensions of credit to its customers; and

                                       43

     (e) the Borrower may assign to third parties all or any portion of the
Transaction Advances pursuant to the applicable assignment provisions of the relevant loan documents, provided that that the portions of the Transaction
Advances so assigned will no longer be a component of the Transaction Assets for the purposes of this Agreement, and provided further, that the sale by the
Borrower of participations in the Transaction Advances shall require the prior written consent of the Administrative Agent; and

     (f) the Borrower and its Subsidiaries may sell equipment that is worn out or obsolete in the ordinary course of their business.

SECTION 9.6. FISCAL YEAR.

         The Borrower shall not change its fiscal year from that in effect as of the Agreement Date.

SECTION 9.7. MODIFICATIONS TO MATERIAL CONTRACTS.

         The Borrower shall not default in any material respect in the performance of any of its obligations under any Material Contracts, and shall not enter into any amendment or modification to any such Material Contract, in each case which could reasonably be expected to have a Material Adverse Effect.

SECTION 9.8. TRANSACTIONS WITH AFFILIATES.

         Except for the agreements listed in Schedule 9.8, the Borrower shall not enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower and upon fair and reasonable terms which are no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

SECTION 9.9. ERISA EXEMPTIONS.

         The Borrower shall not permit any of its assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

                                    ARTICLE X

                  EARLY AMORTIZATION EVENTS; EVENTS OF DEFAULT
                  --------------------------------------------

SECTION 10.1. EARLY AMORTIZATION EVENTS.

         The failure of the Borrower to perform or observe any covenant specified in Section 9.1 shall constitute an "Early Amortization Event".

                                       44

SECTION 10.2. APPLICATION OF FUNDS IN THE COLLECTION ACCOUNT UPON THE OCCURRENCE
AND CONTINUANCE OF AN EARLY AMORTIZATION EVENT.

         Upon the occurrence and continuance of an Early Amortization Event, all funds deposited to the Collection Account shall be applied, as and when received, to the payment of the Obligations. Such funds shall be applied:

         (a) first, to the payment to the Agent and Lenders of any reimbursable costs and expenses (solely to the extent such costs and expenses have not been previously reimbursed to such parties by the Borrower);

         (b) second, to the payment to the Agent and lenders of any and all interest and fees then accrued and unpaid;

         (c) third, to the repayment of the outstanding principal amount of all
Loans;

         (d) fourth, to the satisfaction in full of any other outstanding
Obligations; and

         (e) fifth, to the extent of any funds remaining after application in accordance with clauses (a)-(d), for the account of the Borrower or as it may direct.

         The termination of an Early Amortization Event shall be evidenced by the delivery to the Agent by the Borrower of a Compliance Certificate which demonstrates that the Borrower is in compliance with, inter alia, Section 9.1.

SECTION 10.3. EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

     (a) Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise)
the principal of any of the Loans.

     (b) Default in Payment of Interest and Other Obligations. The Borrower
shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan
Document, and such failure shall continue for a period of three (3) Business
Days.

     (c) Default in Performance.

         (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Sections 8.3, 8.4, 9.2, 9.3, 9.4, 9.5,
     9.6, 9.7, 9.8, or 9.9, or

                                       45

         (ii) the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 9.1 and such failure shall continue for a period of sixty (60) days; or

         (iii) the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan
     Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 days;

in each case, after the earlier of (x) the date upon which a Responsible Officer of the Borrower obtains knowledge of such failure or (y) the date upon which the
Borrower has received written notice of such failure from the Agent.

     (d) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

     (e) Indebtedness Cross-Default.

         (i) The Borrower, shall fail to pay when due and payable the principal of, or interest on, any of its Indebtedness (other than the indebtedness evidenced by this Agreement), the aggregate principal amount of which exceeds, either individually or in aggregate, $1,000,000; or

         (ii) the maturity of Indebtedness, (other than the indebtedness evidenced by this Agreement), the aggregate principal amount of which exceeds, either individually or in aggregate, $1,000,000 shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness; or

         (iii) any default shall have occurred and be continuing which would permit any holder or holders of Indebtedness, (other than the indebtedness evidenced by this Agreement), the aggregate principal amount of which exceeds, either individually or in aggregate, $1,000,000 or any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or require any such
     Indebtedness to be prepaid or repurchased prior to its stated maturity.

     (f) Voluntary Bankruptcy Proceeding. The Borrower shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in

                                       46

the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

     (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, in any court of competent jurisdiction seeking:
(i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable
Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of
60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

     (h) Litigation; Enforceability. The Borrower shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any
Loan Document or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

     (i) Judgment. A judgment or order for the payment of money (not covered by insurance) or for an injunction, in each case with respect to an amount in excess of $1,000,000, shall be entered against the Borrower by any court or other tribunal and such judgment or order shall continue for a period of 60 days without being paid, stayed or dismissed through appropriate appellate proceedings.

     (j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower which exceeds, individually or together with all other such warrants, writs, executions and processes,
$1,000,000, which shall not be discharged, vacated, stayed or bonded for a period of 60 days.

     (k) ERISA. Any member of the ERISA Group shall fail to pay when due any amount which it shall have become liable to pay under Title IV of ERISA, solely to the extent such funding deficiency exceeds $1,000,000; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing;
or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material
Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or
there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more

                                       47

Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation;

     (l) Change of Control.

         (i) Technology Investment Management, LLC a Delaware limited liability company, is no longer the investment adviser of the Borrower; or

         (ii) Any "person" or "group" (as such terms are used in Sections 13(d)
     and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and
     13d-5 under the Exchange Act, except that a Person will be deemed to have
     "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding voting stock of the Borrower; or

         (iii) during any period of 12 consecutive months ending after the
     Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office;

SECTION 10.4. REMEDIES UPON EVENT OF DEFAULT.

         Upon the occurrence of an Event of Default the following provisions shall apply:

     (a) Acceleration; Termination of Facilities.

         (i) Automatic. Upon the occurrence of an Event of Default specified in
     Sections 10.3(f) or 10.3(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, and (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments and the obligation of the
     Lenders to make Loans, hereunder, shall all immediately and automatically terminate.

         (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent shall, at the direction of the Requisite Lenders: (A)
     declare (1) the principal of, and accrued interest on, the Loans and the
     Notes at the time outstanding, and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan
     Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any

                                       48

     kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

     (b) Loan Documents. The Requisite Lenders may direct the Agent to, and the
Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

     (c) Applicable Law. The Requisite Lenders may direct the Agent to, and the
Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

     (d) Appointment of Receiver. To the extent permitted by Applicable Law, the
Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the
Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

SECTION 10.5. PERFORMANCE BY AGENT.

         During the occurrence and continuance of any Event of Default, if the
Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the
Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any
Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan
Document.

SECTION 10.6. RIGHTS CUMULATIVE.

         The rights and remedies of the Agent and the Lenders under this
Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under
Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the
Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                                   ARTICLE XI

                                    THE AGENT
                                    ---------

SECTION 11.1. AUTHORIZATION AND ACTION.

         Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this

                                       49

Agreement and the other Loan Documents as are specifically delegated to the
Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the
Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the
Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a
Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the
Agent by the Borrower pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the
Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations;
provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the
Agent to personal liability or which is contrary to this Agreement or any other
Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan
Document upon the occurrence of a Default or an Event of Default unless the
Requisite Lenders have so directed the Agent to exercise such right or remedy.

SECTION 11.2. AGENT'S RELIANCE, ETC.

         Notwithstanding any other provisions of this Agreement or any other
Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan
Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any
Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any
Person in or in connection with this Agreement or any other Loan Document; (d)
shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other

                                       50

Loan Document or the satisfaction of any conditions precedent under this
Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e)
shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any
Lien in favor of the Agent on behalf of the Lenders in any such collateral; and
(f) shall incur no liability under or in respect of this Agreement or any other
Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other
Lenders that the Borrower has satisfied the conditions precedent for initial
Loans set forth in Sections 5.1 and 5.2 that have not previously been waived by the Requisite Lenders.

SECTION 11.3. NOTICE OF DEFAULTS.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the
Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

SECTION 11.4. AGENT AS A LENDER.

         Bayerische Hypo-Und Vereinsbank AG, New York Branch, as a Lender
("HVB"), shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include HVB in each case in its individual capacity. HVB and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other
Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The
Lenders acknowledge that, pursuant to such activities, Wachovia or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

SECTION 11.5. APPROVALS OF LENDERS.

         All communications from the Agent to any Lender requesting such
Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice

                                       51

to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement, unless a
Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

SECTION 11.6. LENDER CREDIT DECISION, ETC.

         Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower or any other
Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, and inquiries of such Persons, its independent due diligence of the business and affairs of the
Borrower and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other
Loan Documents, the Agent shall have no duty or responsibility to provide any
Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

                                       52

SECTION 11.7. INDEMNIFICATION OF AGENT.

         Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so)
pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan
Documents (collectively, "Indemnifiable Amounts"); provided, however, that no
Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final judgment or if the
Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the
Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent
(to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the
Agent's own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the
Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other
Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 11.8. SUCCESSOR AGENT.

         The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents for good cause by all of the Lenders
(other than the Lender then acting as Agent) upon 30-days' prior written notice to the Agent. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as Agent, in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender

                                       53

and its affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank or financial institution having total combined assets of at least $35,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents.
Such successor Agent shall issue letters of credit in substitution for the
Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Agent, in either case, to assume effectively the obligations of the current Agent with respect to such
Letters of Credit. After any Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan
Documents. Notwithstanding the foregoing, under no circumstances shall the Agent be a direct competitor of the Borrower.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

SECTION 12.1. NOTICES.

         Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

         If to the Borrower:

         Technology Investment Capital Corp.
         8 Sound Shore Drive, Suite 255
         Greenwich, CT 06830

         Attention:        Saul B. Rosenthal, President
         Telephone:        203-661-6421
         Telecopy:         203-983-5290
         Email:            srosenthal@ticc.com

         With a copy to:

         Sutherland, Asbill & Brennan LLP
         1114 Avenue of the Americas, 40th Floor
         New York, New York 10036

         Attention:        Jeffrey Dunetz, Esq.
         Telephone:        212-389-5040

                                       54

         Telecopy:         212-389-5099
         Email:            jeffry.dunetz@sablaw.com

         If to the Agent:

         Bayerische Hypo-und Vereinsbank AG
         New York Branch
         150 East 42nd Street
         New York, New York 10017

         Attention:        Craig Pinsly
         Telephone:        212-672-5841
         Telecopy:         212-672-5517
         Email:            craig_pinsly@hvbamericas.com

         If to a Lender:

                  To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable
                  Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this
Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received.
Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.

SECTION 12.2. EXPENSES.

         The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent, and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents,
(c) to pay, and indemnify and hold harmless the Agent, and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any,

                                       55

which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent, and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.3(f) or 10.3(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent, and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

SECTION 12.3. SETOFF.

         Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the
Borrower, at any time or from time to time during the continuance of an Event of
Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits
(general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever Currency)
and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured.
Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

SECTION 12.4. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

     (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN
OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON
DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND
EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW,
EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A
TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR
TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO
ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY
REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG
THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO
ANY OF THE LOAN DOCUMENTS.

                                       56

     (b) EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE
FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT THE OPTION OF
THE AGENT, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK, SHALL HAVE
JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE
BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO
THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN
DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH
OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN
ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR
DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER
HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT
SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES
NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION
SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY
LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN
SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

     (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH
THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES
THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS
PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR
EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

SECTION 12.5. SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders and any such assignment or other transfer to which all of the
Lenders have not so consented shall be null and void.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

     (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its
Commitment or the Obligations owing to such Lender; provided, however, (i) any such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $5,000,000 and (iii) after giving

                                       57

effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof. Except as otherwise provided in Section 12.3, no Participant shall have any rights or benefits under this Agreement or any other Loan
Document. A Participant shall not be entitled to receive any greater payment under Section 3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a
Lender shall not be entitled to the benefits of Section 3.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Agent, to comply with Section
3.12(c) as though it were a Lender. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, or (iv)
reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Agent and the Borrower of the sale of any participation hereunder and, if requested by the Agent, certify to the Agent that such participation is permitted hereunder.

     (d) Any Lender may with the prior written consent of the Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the
Borrower (which consent, in each case, shall not be unreasonably withheld), assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required in the case of any assignment to another Lender or any Affiliate of such Lender or another Lender and no such consent by the Agent shall be required in the case of any assignment by a Lender to any Affiliate of such Lender; (ii)
any partial assignment shall be in an amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof; and (iii) each such assignment shall be effected by means of an
Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such
Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a

                                       58

Lender with a Commitment as set forth in such Assignment and Acceptance
Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate, and the transferring Lenders shall return their old Notes to the Administrative Agent. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in its Commitment or any Loan held by it hereunder to the Borrower or any Subsidiary or Affiliate of the Borrower.

     (e) The Agent shall maintain at the Principal Office a copy of each
Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the
Commitment of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each
Assignment and Acceptance Agreement shall be available for inspection by the
Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and
Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Agent shall, if such Assignment and Acceptance
Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and
Acceptance Agreement, (ii) record the information contained therein in the
Register and (iii) give prompt notice thereof to the Borrower.

     (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such
Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

     (g) A Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to Assignees and Participants
(including prospective Assignees and Participants) subject to compliance with
Section 12.8.

     (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the
Borrower, any other Loan Party or any of their respective Affiliates or
Subsidiaries.

     (i) Each Lender agrees that, without the prior written consent of the
Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under

                                       59

the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

SECTION 12.6. AMENDMENTS.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the
Borrower or any other Loan Party or any Subsidiary of any terms of this
Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto). Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following: (i)
increase the Commitments of the Lenders (except as contemplated by Section 2.16)
or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or Fees or other Obligations; (iii)
reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other
Obligations, or extend the expiration date of any Letter of Credit beyond the
Termination Date; (v) change the Commitment Percentages (except as a result of any increase in the aggregate amount of the Commitments contemplated by Section
2.16, 3.11(b) or 4.5) or amend or otherwise modify the provisions of Section
3.2; or (vi) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section if such modification would have such effect.. In addition, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.
Except as otherwise provided in Section 11.5, no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 12.7. NONLIABILITY OF AGENT AND LENDERS.

         The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender or the Borrower.
Neither the Agent nor any Lender undertakes any responsibility to the Borrower to

                                       60

review or inform the Borrower of any matter in connection with any phase of the
Borrower's business or operations.

SECTION 12.8. CONFIDENTIALITY.

         Except as otherwise provided by Applicable Law, the Agent and each
Lender shall keep confidential in accordance with safe and sound banking practices all non-public information obtained pursuant to the requirements of this Agreement, provided that the Agent and each Lender may make disclosure: (a)
to any of their respective Affiliates that need to know such information
(provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide
Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder
(provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any
Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings (in which case prompt notice thereof by the relevant Lender shall be given to the Agent and the Borrower); (d) to the
Agent's or such Lender's independent auditors and other professional advisors
(provided they shall be notified of the confidential nature of the information);
(e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to the Borrower, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender.

SECTION 12.9. INDEMNIFICATION.

     (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent and each of the Lenders and their respective directors, officers, stockholders, agents, employees and counsel
(each referred to herein as an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding
(the foregoing referred to herein as an "Indemnity Proceeding") which is in any way related directly or indirectly to: (i) this Agreement or any other Loan
Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent's or any Lender's entering into this Agreement; (v)
the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the

                                       61

Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the
Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such
Indemnified Party in connection with matters described in this clause (viii)
that constitute gross negligence or willful misconduct; or (ix) any violation or non-compliance by the Borrower of any Applicable Law (including any
Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B)
any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its properties (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

     (b) The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity
Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the
Borrower or any Subsidiary, any stockholder of the Borrower or any Subsidiary
(whether such stockholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

     (c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the
Borrower and/or any Subsidiary.

     (d) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that (i) if the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the
Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity
Proceeding, such Indemnified Party shall not settle or compromise any such
Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).

                                       62

     (e) If and to the extent that the obligations of the Borrower under this
Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

     (f) The Borrower's obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan
Document to which it is a party.

SECTION 12.10. TERMINATION; SURVIVAL.

         At such time as (a) all of the Commitments have been terminated, (b)
all Letters of Credit have terminated, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of this
Agreement and the other Loan Documents, and the provisions of Section 12.4, shall continue in full force and effect and shall protect the Agent and the
Lenders (i) notwithstanding any termination of this Agreement, or of the other
Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this
Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

SECTION 12.11. SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.12. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE
FULLY PERFORMED, IN SUCH STATE.

SECTION 12.13. COUNTERPARTS.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

SECTION 12.14. OBLIGATIONS WITH RESPECT TO LOAN PARTIES.

         The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

                                       63

SECTION 12.15. LIMITATION OF LIABILITY.

         Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other
Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's
affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

SECTION 12.16. ENTIRE AGREEMENT.

         This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

SECTION 12.17. CONSTRUCTION.

         The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.

SECTION 12.18. PATRIOT ACT.

         The Lenders and the Agent each hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56
(signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the such
Act.

                         [Signatures on Following Pages]

                                       64

         IN WITNESS WHEREOF, the parties hereto have caused this Credit
Agreement to be executed by their authorized officers all as of the day and year first above written.

                                            TECHNOLOGY INVESTMENT CAPITAL CORP.,
                                            as Borrower

                                            By: /s/ Saul B. Rosenthal
                                                --------------------------------
                                            Name: Saul B. Rosenthal
                                            Title: President

                                       65

                                            BAYERISCHE HYPO-UND VEREINSBANK AG,
                                            NEW YORK BRANCH, as Administrative
                                            Agent

                                            By: /s/ Debra L. Laskowski
                                                --------------------------------
                                            Name: Debra L. Laskowski
                                            Title: Managing Director

                                            By: /s/ Craig M. Pinsly, CFA
                                                --------------------------------
                                            Name: Craig M. Pinsly, CFA
                                            Title: Director

                                       66

                                            BAYERISCHE HYPO-UND VEREINSBANK AG,
                                            NEW YORK BRANCH, as a Lender

                                            By: /s/ Debra L. Laskowski
                                                --------------------------------
                                            Name: Debra L. Laskowski
                                            Title: Managing Director

                                            By: /s/ Craig M. Pinsly, CFA
                                                --------------------------------
                                            Name: Craig M. Pinsly, CFA
                                            Title: Director

                                       67



                                       -i-

                                           (continued)

                                                  -ii-

                                           (continued)

         Section 10.2.         Application of Funds in the Collection Account Upon the

                                      -iii-

                                           (continued)



EXHIBITS
--------
A-       Form of Assignment and Acceptance Agreement
B-       Form of Notice of Borrowing
C-       Form of Notice of Continuation
D-       Form of Notice of Conversion
E-       Form of Revolving Note
F-       Form of Cash Account Assignment Agreement
G-       Form of Security Agreement
H-       Form of Opinion of Borrower's Counsel
I-       Form of Monthly Report
J-       Form of Compliance Certificate

SCHEDULES
---------
6.1(f)-  Indebtedness
6.1(g)-  Material Contracts
6.1(h)-  Litigation
6.1(j)-  Commitments
9.8    - Agreements with Affiliates

A- Transaction Advances

                                      -iv-